Exhibit 10.20

AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT (the “Amendment No. 2”) is entered into as of December 18, 2015 by and among AmeriQuest, Inc., a Delaware corporation (the “Company”) and Douglas Clark (“Mr. Clark”).

RECITALS

WHEREAS, the Company and Mr. Clark are parties to that certain Stock Purchase and Shareholders Agreement dated as of June 1, 1999 (the “Clark Shareholders Agreement”).

WHEREAS, the Company and Mr. Clark are parties to the Amendment to Clark Shareholders Agreement dated as of February 5, 2015 (the “First Amendment”).

WHEREAS, the First Amendment terminates effective December 31, 2015 if the Company’s first registration statement on Form S-1 is not declared effective prior to such date (the “Termination Condition”).

WHEREAS, each of the parties to the First Amendment agree and acknowledge that the Termination Condition will be satisfied; however, the parties still desire to terminate Sections 2 and 7 of the Clark Shareholders Agreement.

WHEREAS, this Amendment No. 2 is intended to and does supersede the provisions of the First Amendment.

WHEREAS, the Company is authorized to enter into this Amendment No. 2 by virtue of an unanimous written consent of the Company’s board of directors.

NOW, THEREFORE, in consideration of the mutual agreements and promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

AGREEMENT

1.                                      Termination of Certain Provisions of the Clark Shareholders Agreement.  As of the date February 5, 2015, Sections 2 and 7 of the Clark Shareholders Agreement, and all outstanding rights and obligations thereunder, shall be terminated and shall be of no further force or effect. Notwithstanding the foregoing, if the Company’s first registration statement on Form S-1 is not declared effective by the Securities and Exchange Commission by June 30, 2016, this Amendment No. 2 shall be terminated and shall be of no further force or effect.

2.                                      Miscellaneous.

(a)                                 Governing Law.  This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(b)                                 Entire Agreement.  This Amendment No. 2 and the Clark Shareholders Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter thereof.

(c)                                  Counterparts.  This Amendment No. 2 may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first written above.

AMERIQUEST, INC.

By:	/s/ Douglas Clark
Name: Douglas Clark
Title: Chief Executive Officer

DOUGLAS CLARK

By:	/s/ Douglas Clark

(signature page to Amendment No. 2 to the Clark Shareholders Agreement)